                                                                   EXHIBIT 10(A)

                                                                  EXECUTION COPY
                                                                  --------------

                            OXIS INTERNATIONAL, INC.
                            ------------------------

                               SERIES B PREFERRED
                               ------------------

                            STOCK PURCHASE AGREEMENT
                            ------------------------



     THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made as of the 18th day of July, 1995 by and between OXIS INTERNATIONAL, INC., a Delaware corporation (the "Company"), and the purchasers listed on the signature pages hereto under the heading "Investors", each of whom is herein referred to as an "Investor".

     In consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereby agree as follows:

     1.  Purchase and Sale of Series B Preferred Stock.
         ----------------------------------------------

         1.1  Sale and Issuance of Series B Preferred Stock.
              ----------------------------------------------

              (a) The Board of Directors of the Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Certificate of Designation (the "Certificate of Designation") in substantially the form attached hereto as Exhibit A designating
                                                           ---------
642,583 shares of Preferred Stock as Series B Preferred Stock.

              (b) Subject to the terms and conditions of this Agreement, the Company shall sell, and the Investors shall purchase, an aggregate of 642,583 shares of Series B Preferred Stock (the "Preferred Shares"). Each Investor agrees severally to purchase, and the Company agrees to sell to each Investor, the number of Preferred Shares as set forth opposite such Investor's name on the Schedule of Investors attached as Exhibit B to this Agreement (the "Schedule of
                                  ---------
Investors"). The purchase price to be paid by each Investor for such Preferred Shares is $2.33433 per share, as set forth on Exhibit B to this Agreement, and
                                              ---------
the aggregate purchase price to be paid by all of the Investors shall equal $1,500,000.

         1.2  Closing. The purchase and sale of the Preferred Shares shall
              -------
take place at the offices of the Company on July 18, 1995, or at such other time and place as the Company and Investors mutually agree upon (which time and place are designated as the "Closing"). At the Closing, the Company will deliver to the Investors stock certificates representing Preferred Shares to be sold to each Investor against payment of the purchase price therefor by checks payable to the order of the Company or wire transfers of funds. The Investors acknowledge that the Company intends to sell and issue additional Preferred Shares in order to raise additional capital of up to $5,000,000, but no assurance can be given by the Company as to when, or if, such sale and issuance will occur, or at what price per share the additional Preferred Shares may be sold.

     2.  Representations and Warranties of the Company. The Company hereby
         ---------------------------------------------
represents and warrants to each Investor, except as set forth on the Schedule of Exceptions attached hereto as Exhibit C, which exceptions shall be deemed to be
                              ---------
representations and warranties as if made hereunder as follows:

         2.1  Organization and Authority. The Company: (i) is a corporation duly
              --------------------------
organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has all necessary corporate power to own and lease its properties, to carry on its business as now being conducted and to enter into and perform this Agreement and all agreements to which the Company is or will be a party that are exhibits to this Agreement, and (iii) is qualified to do business in all jurisdictions in which the failure to so qualify would have a material adverse effect on its business or financial condition. The Company has made available to the Investors for inspection complete and correct copies of its certificate of incorporation, as amended, and bylaws as in effect on the date hereof.

         2.2  Capitalization.
              --------------

              (a) Immediately prior to the Closing, the authorized capital of the Company consists, or will consist of:

                   (i)  Preferred Stock. 5,000,000 shares of Preferred Stock,
                        ---------------
100,000 of which have been designated Series A Preferred Stock, $0.01 par value per share and 642,583 of which have been designated Series B Preferred Stock, $0.01 par value per share. No shares of Series A Preferred Stock or Series

B Preferred Stock were issued and outstanding immediately prior to the Closing. The rights, preferences and privileges of the Series B Preferred Stock will be as stated in the Company's Certificate of Designation attached hereto as Exhibit
                                                                         -------
A.
-
                   (ii)  Common Stock. 25,000,000 shares of Common Stock, $0.50
                         ------------
par value per share, 10,683,687 shares of which were issued and outstanding.

              (b) All such issued and outstanding shares have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with all applicable state and federal laws concerning the issuance of securities.

              (c)  Agreements for Purchase of Shares.  Except for:
                   ---------------------------------

                   (i) the conversion privileges of the Series B Preferred Stock; and

                   (ii) options issued pursuant to the Company's stock option plan and other agreements (as of the Closing, options for 575,500 shares of Common Stock are presently outstanding and an additional 39,200 shares of Common Stock are available for grant under the Company's stock option plan); and

                   (iii) warrants to purchase an aggregate of 1,135,263 shares of Common Stock held by various parties;

prior to the Closing there will not be any outstanding options, warrants, rights (including conversion, preemptive rights or rights of first offer) or agreements for the purchase or acquisition from the Company of any shares of its capital stock.

         2.3  Investment in Others.  Section 2.3 of the Schedule of Exceptions
              --------------------
attached hereto as Exhibit C contains a list of each corporation, association,
                   ---------
partnership, joint venture or other entity in which the Company, directly or indirectly, owns an equity interest and sets forth the Company's percentage interest by voting rights and by profits, in each such entity. Except for the entities identified in such list, the Company does not conduct any part of its business operations through any subsidiaries or through any other entity in which the Company has an equity investment.

         2.4  Authority Relating to this Agreement; No Violation of Other
              -----------------------------------------------------------
Instruments.
-----------

              (a) The execution and delivery of this Agreement and all agreements to which the Company is or will be a party that are exhibits to this Agreement and the performance hereunder and thereunder by the Company have been duly authorized by all necessary corporate action on the part of the Company, and, assuming execution of this Agreement and such other agreements by each of the other parties thereto, this Agreement and such other agreements will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject as to enforcement:
(i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights; and
(ii) to general principles of equity, whether such enforcement is considered in a proceeding in equity or at law.

              (b) Neither the execution of this Agreement or any other agreement to which the Company is or will be a party that is an exhibit to this Agreement (or otherwise executed in connection with this Agreement) nor the performance of any of them by the Company will: (i) conflict with or result in any breach or violation of the terms of any decree, judgment, order, law or regulation of any court or other governmental body now in effect applicable to the Company; (ii) conflict with, or result in, with or without the passage of time or the giving of notice, any breach of any of the terms, conditions and provisions of, or constitute a default under or otherwise give another party the right to terminate, or result in the creation of any lien, charge, or encumbrance upon any of the assets or properties of the Company pursuant to any indenture, mortgage or lease, by which it or any of its assets or properties are bound; (iii) permit the acceleration of the maturity of any material indebtedness of the Company or of any other person secured by the assets or property of the Company; or (iv) violate or conflict with any provision of the Company's certificate of incorporation or bylaws, each as in effect on the date hereof.

         (c) Except as contemplated in Sections 1.1(a), 4.5, 4.7, and 5.4 of this Agreement, no consent from any third party and no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by the Company in order to permit the execution, delivery or performance of this Agreement or any other agreement to which the Company is or will be a party that is an exhibit to this Agreement by the Company, or the consummation of the transactions contemplated by this Agreement and such other agreements (assuming the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the "Securities Act"), in its current form is available with respect to the conversion of the Preferred Shares into Common Stock and no commission is paid in connection therewith); except for such filings as have been made prior to the Closing, and except for any notices of sale required to be filed with the Securities and Exchange Commission ("SEC") under Regulation D of the Securities Act, or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor.

         2.5  Valid Issuance of Preferred Stock.  The Preferred Shares, when
              ---------------------------------
issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investors set forth in Section 3 of this Agreement, will be issued in compliance with all applicable federal and state securities laws free and clear of all restrictions on transfer (other than those arising from application of the securities laws). The Common Stock issuable upon conversion of the Preferred Shares purchased under this Agreement has been duly and validly reserved for issuance.

         2.6  Litigation. Neither the Company nor any officer or director of the
              ----------
Company is a party to any pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation, at law or in equity or otherwise in, for or by any court or any governmental body which could have a material adverse effect on: (i) the condition, financial or otherwise, assets or properties of the Company; or (ii) the transactions contemplated by this Agreement; nor, to the best knowledge of the Company, does any basis exist for any such action, suit, proceeding or investigation. The Company is not, and has not been, subject to any pending or, to the Company's knowledge, threatened product liability claim; nor, to the Company's knowledge, does any basis exist for any such claim. The Company is not subject to any decree, judgment, order, law or regulation of any court or other governmental body which could have a material adverse effect on the condition, financial or otherwise, assets, liabilities, business or results of operations of the Company or which could prevent the transactions contemplated by this Agreement.

         2.7  Protection of Intangible Property.  To the knowledge of the
              ---------------------------------
Company, each employee and consultant who has worked on or contributed to the development of the Company's technology, trade secrets and other proprietary rights, has executed a proprietary rights and information agreement. The Company has taken reasonable precautions to protect its trade secrets. To the Company's knowledge, the Company's trade secrets have not been used, distributed or otherwise exploited under circumstances which have caused, or with the passage of time could cause, the loss of trade secret status.

         2.8  Compliance with Law.  The Company holds all material licenses,
              -------------------
permits and authorizations necessary for the lawful conduct of the Company's business wherever conducted pursuant to all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over the Company or over any part of the Company's operations, and the Company knows of no violation thereof. The Company is not in violation of any decree, judgment, order, law or regulation of any court or other governmental body (including without limitation, applicable environmental protection legislation and regulations, equal employment and civil rights regulations, wages and hours regulations, the payment of social security and other employment related taxes and occupational health and safety legislation), which violation could have a material adverse effect on the condition, financial or otherwise, assets, liabilities, business or results of operations of the Company.

         2.9  Contracts.  Section 2.9 of the Schedule of Exceptions attached as
              ---------
Exhibit C lists all oral or written agreements, notes, instruments, or contracts
---------
to which the Company is a party or by which its assets or properties may be bound which involve the payment or receipt of more than Fifty Thousand Dollars ($50,000.00) (on an annual basis), or which have a term of more than one year, or which involve intellectual property or research and development or clinical testing, or which are employment or consulting agreements (the "Contracts").
The Company is not in default in performance of its obligations under any material provision of such Contracts. The Company has no knowledge of any violation of any Contract by any other party thereto and the Company has no knowledge of any intent by any other party to a Contract not to perform its obligations under such Contract.

         2.10  Registration Rights.  Except as provided in the Registration
               -------------------
Rights Agreement in the form appended hereto as Exhibit D, the Company has not
                                                ---------
granted or agreed to grant any registration rights, including piggy-back rights, to any person or entity.

         2.11  Personal Property.  The Company has good title, free and clear of
               -----------------
all title defects, objections and liens, including without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest-retaining arrangements, to all of its machinery, equipment, furniture, inventory and other personal property which it owns. All such personal property as used in the business of the Company is in good operating condition. All of the leases to personal property utilized in the business of the Company are valid and enforceable and are not in default by the Company, or, to the knowledge of the Company, are any of the other parties thereto in default thereof.

         2.12  Real Property.  The Company does not own any real property.
               -------------
Section 2.12 of the Schedule of Exceptions attached as Exhibit C contains a
                                                       ---------
list of all leases for real property to which the Company is a party, the square footage leased with respect to each lease and the expiration date of each lease. All such leases are valid and enforceable and are not in default. To the best knowledge of the Company, the improvements located thereon, and the furniture, fixtures and equipment relating thereto (including plumbing, heating, air conditioning and electrical systems), conform to any and all applicable health, fire, safety, zoning, land use and building laws, ordinances and regulations. There are no outstanding contracts made by the Company for any improvements made to the real property owned, leased or occupied by the Company that have not been paid for.


         2.13  Patents, Trademarks, Trade Names and Copyrights.  All patents,
               -----------------------------------------------
patent applications, trademarks, trade names, copyrights, processes, designs, formulas, inventions, trade secrets, know-how, technology or other proprietary rights which are necessary to the conduct of the Company's business are owned or are useable by the Company. To the best knowledge of the Company, the conduct of any business conducted by the Company does not infringe any patent, trademark, trade name, copyright, trade secret, or other proprietary right of any other person. No litigation is pending or, to the knowledge of the Company has been threatened against the Company or any officer, director, stockholder, employee or agent of the Company, for the infringement of any patents, trademarks or trade names of any other party or for the misuse or misappropriation of any trade secret, know-how or other proprietary right owned by any other party nor, to the best knowledge of the Company, does any basis exist for such litigation. To the best knowledge of the Company, there has been no infringement or unauthorized use by any other party of any patent, trademark, trade name, copyright, process, design, formula, invention, trade secret, know-how, technology or other proprietary right belonging to the Company.

         2.14 Financial Statements.  The Company has delivered to each Investor:
              --------------------
(i) its consolidated audited financial statements (consisting of its consolidated balance sheet, consolidated statement of operations, consolidated statement of shareholders' equity and consolidated statements of cash flows) at and for the periods ending December 31, 1993 and December 31, 1994 and (ii) its consolidated unaudited financial statements (consisting of its consolidated balance sheet, consolidated statement of operations, consolidated statement of shareholders' equity and consolidated statements of cash flows) at and for the period ending March 31, 1995 (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared on a consistent basis throughout the periods indicated in accordance with generally accepted accounting principals. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to, with respect to the unaudited financial statements, normal year-end audit adjustments.

         2.15  Absence of Certain Changes or Events.  Since March 31, 1995, the
               ------------------------------------
date (the "Balance Sheet Date") of the most recent balance sheet delivered by the Company pursuant to Section 2.14 (the "Balance Sheet"), except as contemplated by this Agreement, there have been no material changes in the condition, financial or otherwise, assets, liabilities, business or the results of operations of the Company, other than changes in the ordinary course of business which in the aggregate have not been materially adverse. Without limiting the foregoing, including the materiality standard, since the Balance Sheet Date, except as contemplated by this Agreement:

                   (i) the Company has not entered into any transaction other than in the ordinary course of business;

                   (ii) there have been no material losses or damage to any of the assets or properties of the Company due to fire or other casualty, whether or not insured;

                   (iii) there has been no increase or decrease in the rates of direct compensation payable or to become payable by the Company to any employee, agent or consultant (other than routine increases made in the ordinary course of business), or any bonus, percentage compensation, service award or other like benefit, granted, made or accrued to or to the credit of any such employee, agent or consultant, or any material welfare, pension, retirement or similar payment or arrangement made or agreed to be made by the Company (other than such events occurring pursuant to any previously existing benefit plan);

                   (iv) the Company has not executed, created, amended or terminated any contract except in the ordinary course of business consistent with past practice;

                   (v) the Company has not declared or paid any dividend or made any distribution on its capital stock, nor redeemed, purchased or otherwise acquired any of its capital stock or issued any capital stock, other than under its stock incentive plans, if any, identified herein;

                   (vi) the Company has not received notice that there has been a cancellation of an order for its products or a loss of a customer of the Company, the cancellation or loss of which would materially adversely affect the condition, financial or otherwise, assets, liabilities, business or results of operations of the Company;

                   (vii) there has been no resignation or termination of employment of any officer or key employee of the Company and the Company does not know of the impending resignation or termination of employment of any officer or key employee of the Company;

                   (viii) there has been no material change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                   (ix) there have been no loans made by the Company to its employees, officers or directors, other than travel advances and other advances made in the ordinary course of business consistent with past practice;

                   (x) to the best of the Company's knowledge there has been no waiver or compromise by the Company of a material right or of a material debt owed to it;

                   (xi) the Company has not made or agreed to make any disbursements or payments of any kind to any member or members of its Board of Directors, other than travel advances or reimbursements made in the ordinary course of business or fees or expenses for services rendered;

                   (xii) there have been no capital expenditures by the Company exceeding Fifty Thousand Dollars ($50,000.00) individually;

                   (xiii) there has been no change in accounting methods or practices (including without limitation, any change in depreciation or amortization policies or rates) by the Company;

                   (xiv) there has been no revaluation by the Company of any of the assets or properties of the Company;

                   (xv) there has been no sale or transfer of any of the assets or properties of the Company, except in the ordinary course of business consistent with past practice;

                   (xvi) there has been no loan by the Company to any person or entity;

                   (xvii) there has been no commencement or notice or threat of commencement of any governmental proceeding against or investigation of the Company or its affairs;

                   (xviii) there has been no revocation of license or right to do business granted to the Company;

                   (xix) the Company has not paid any obligation or liability (fixed, contingent or otherwise) or discharged or satisfied any lien, or settled any liability, claim, dispute, proceeding, suit or appeal pending or threatened against it, except for current liabilities incurred in the ordinary course of business; and

                   (xx) there has been no agreement or commitment by the Company to do or perform any of the acts described in this Section 2.15.

         2.16  Tax Returns and Payments.  All tax returns and reports with
               ------------------------
respect to the Company required by law to be filed under the laws of any jurisdiction, domestic or foreign, have been duly and timely filed and all taxes, fees or other governmental charges of any nature which were required to have been paid have been paid or provided for, and the Company has no knowledge of any actual or threatened assessment of deficiency or additional tax or other governmental charge or a basis for such a claim against the Company. The Company has no knowledge of any tax audit of the Company by any taxing or other authority in connection with any of its fiscal years. The Company has no knowledge of any such audit currently pending or threatened. There are no tax liens on any of the properties of the Company.

         2.17  Personnel.  Section 2.17 of the Schedule of Exceptions attached
               ---------
hereto as Exhibit C contains a list of: (i) all employment, bonus, profit
          ---------
sharing, percentage compensation, employee benefit plans, incentive plans, pension or retirement plans, stock purchase and stock option plans, oral or written contracts or agreements with directors, officers, employees or unions, or consulting agreements, to which the Company is a party or is subject as of the date of this Agreement; and (ii) all group insurance programs in effect for employees of the Company. The Company is not in default with respect to any of the obligations so listed. The Company has made available complete and correct copies of all such obligations (to the extent they are in writing or written descriptions to the extent they are oral) to the Investors. The Company does not have and never has had any union contracts or collective bargaining agreements with, or any other obligations to, employee organizations or groups relating to the Company's business. All plans described in Section 2.17 of the Schedule of Exceptions attached hereto as Exhibit C are in full compliance with all
                              ---------
applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code") and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and regulations issued under ERISA, and to the knowledge of the Company there are no pending, threatened or anticipated claims (other than routine claims) for benefits by, on behalf of, or against any of such plans. Neither the Company nor any of the plans subject to ERISA, nor any fiduciary thereof has engaged in a transaction subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code in connection with which the Company has directly or indirectly incurred or may incur material liability. The Company has never sponsored or contributed to a defined benefit pension plan as defined in Section 414(j) of the Code.

         2.18  Certain Payments.  To the knowledge of the Company, neither the
               ----------------
Company, nor any stockholder, director, officer, employee or agent of the Company, has made or caused to be made, directly or indirectly, the payment of any consideration whatsoever to any public official, candidate for public office, political party, or other third person in connection with the business or operations of the Company, or pertaining to the Company's relations with any customer, supplier, or creditor, in contravention of the law of the applicable jurisdiction.

         2.19  Brokers and Finders.  Neither the Company nor any stockholder,
               -------------------
director, officer, employee or agent of the Company has retained any broker, finder or investment banker in connection with the transactions contemplated by this Agreement, except as set forth in the Schedule of Exceptions attached hereto as Exhibit C.
          ---------

         2.20  Stockholders and Employees.  None of the stockholders, directors
               --------------------------
or management personnel of the Company is presently a party to any transaction with the Company, including without limitation, any contract, agreement or other arrangement: (i) providing for the furnishing of services to or by (other than as employee); (ii) providing for rental of real or personal property to or from; or (iii) otherwise requiring payments to or from, any stockholder, director or management personnel, or any member of the family of any stockholder, director or management personnel or any corporation, trust or other entity in which any stockholder, director or management personnel has a substantial interest or is an officer, director, investor or partner.

         2.21  Absence of Environmental Liabilities.  To the knowledge of the
               ------------------------------------
Company, neither the Company nor the real property owned, leased or occupied by the Company is in violation of any applicable federal, state or local law, ordinance, regulation or order relating to industrial hygiene, worker safety, public health and safety, environmental protection, or Hazardous Material (as defined below) on, under or about such real property, including the soil and ground water underlying such real property. To the knowledge of the Company, no current use of or condition at the real property owned, leased or occupied by the Company constitutes a public or private nuisance. To the knowledge of the Company, any handling, transportation, storage, treatment or use of Hazardous Material (as defined below) by the Company that has occurred on the real property owned, leased or occupied by the Company during the Company's ownership, tenancy or occupancy and prior to the Closing Date has been and will be as of the Closing Date in compliance with all applicable laws, ordinances, regulations and orders relating to Hazardous Material. As used herein, the term "Hazardous Material" means any substance, material or waste which is or becomes regulated as "hazardous" or "toxic" by any local governmental authority or the State of Oregon, the State of California or France, including without limitation, any material or substance which is: (1) petroleum; (2) asbestos; or (3) defined as a "hazardous substance" under Section 101 or Section 102 of the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA"), and any regulations applicable thereunder. To the knowledge of the Company, the real property owned, leased or occupied by the Company, including without limitation, the soil and groundwater on or under such real property, is free of any significant release of any Hazardous Material. No notification of release of Hazardous Material pursuant to CERCLA or the federal Clean Water Act or any state or local environmental law or regulatory requirement has been received by the Company as to any of such real property. To the knowledge of the Company, no hazardous wastes generated by the Company or any of its affiliates in operating the Company's business have ever been sent directly or indirectly to any site listed or formally proposed for listing on the National Priority List promulgated pursuant to CERCLA or to any site listed on any state list of hazardous substances sites requiring investigation or clean-up, nor has the Company arranged for the transportation, treatment or disposal at any site of any Hazardous Material, except in accordance with all applicable laws and regulations. The Company has not received from any governmental authority or third party any requests for information, notices of claim, demand letters, or other notification that, in connection with the conduct of its business, it is or may be potentially responsible with respect to any investigation or clean-up of Hazardous Material at any time.

         2.22  Accuracy of Documents and Information.  The copies of all
               -------------------------------------
instruments, agreements, other documents and written information set forth as, or referenced in, Schedules or Exhibits to this Agreement or specifically required to be furnished pursuant to this Agreement by the Company to the Investors, including, without limitation, the Exhibits hereto, are and will be complete and correct in all material respects. All information in the Schedule of Exceptions attached hereto as Exhibit C is accurate as of the date hereof or
                                 ---------
such earlier date as is specified therein, which in no case is before March 31, 1995, and there have been no material changes in the information set forth therein between the date so specified and the date of this Agreement. No representations or warranties made by the Company in this Agreement, nor any document, written information, statement, financial statement, certificate, Schedule or Exhibit furnished directly to the Investors pursuant to this Agreement or in the Schedule of Exceptions attached hereto as Exhibit C contains
                                                              ---------
any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein and therein taken as a whole not misleading. There is no undisclosed fact which materially and adversely affects the Company.

     3.  Representations and Warranties of Each Investor.  Each Investor
         -----------------------------------------------
hereby severally and not jointly represents and warrants to the Company as follows:


        3.1  Authorization.  This Agreement constitutes such Investor's
                   -------------
valid and legally binding obligation, enforceable in accordance with its terms except as affected by (i) bankruptcy or insolvency laws, and (ii) equitable principles. Each Investor who is not a natural person, hereby represents that the person executing this Agreement on its behalf is duly authorized to do so.

         3.2  Purchase Entirely for Own Account.  This Agreement is made with
              ---------------------------------
each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Preferred Shares to be received by such Investor hereunder will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribu-tion of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor purchasing Preferred Shares hereunder further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Preferred Shares, or any portion thereof (provided however, the parties acknowledge that Brantley Ventures II, L.P. is a venture capital limited partnership which pursuant to the terms of its partnership agreement from time to time transfers securities to its limited partners). Each Investor that is an entity represents that it has full power and authority to enter into this Agreement.

         3.3  Disclosure of Information.  Each Investor believes it has received
              -------------------------
all the information it considers necessary or appropriate for deciding whether to purchase the Preferred Shares. Each such Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Preferred Shares. The foregoing does not modify the Company's representations and warranties set forth herein or the Investor's right to rely thereon.

         3.4  Investment Experience.  Each Investor is an investor in securities
              ---------------------
of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Preferred Shares. If other than an individual, Investor also represents it has not been organized solely for the purpose of acquiring the Preferred Shares.

         3.5  Restricted Securities.  Each Investor purchasing Preferred Shares
              ---------------------
hereunder understands that the Preferred Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Preferred Shares may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, each Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Each Investor who is a resident of Pennsylvania agrees not to sell the Preferred Shares within twelve (12) months of the Closing, unless permitted under Section 204.011 of Pennsylvania's Blue Sky Regulations.

         3.6  Further Limitations on Disposition.  Without in any way limiting
              ----------------------------------
the representations set forth above, each Investor purchasing Preferred Shares hereunder further agrees not to make any disposition of all or any portion of the Preferred Shares (or the Common Stock issuable upon the conversion of the Preferred Shares) unless and until:

             (a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or that any such disposition may be made pursuant to the exemption under SEC Rule 144 and the Investor furnishes to the Company an opinion of counsel (reasonably satisfactory to the Company) to the effect that such exemption is available; or

              (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Preferred Shares under the Securities Act and (iii) if reasonably requested by the Company, the transferee shall have furnished to the Company its agreement to abide by the restrictions on transfer set forth herein as if it were a purchaser hereunder.

         3.7  Accredited Investor.  The term "Accredited Investor" as used in
              -------------------
Sections 3.7 and 3.8 refers to a person or entity who:

              (a)  is a director or executive officer of the Company; or

              (b) is a natural person whose individual net worth, or joint net worth with his or her spouse, at the time of purchase exceeds $1,000,000, and the total purchase price does not exceed ten percent (10%) of his or her individual net worth, or joint net worth with his or her spouse, at the time of sale; or

              (c) is a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and reasonably expects to reach the same income level in the current year, and the total purchase price does not exceed ten percent (10%) of his or her individual net worth, or joint net worth with his or her spouse, at the time of sale; or

              (d)  is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940; or

              (e) is either (i) a bank as defined in section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; (ii) a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; (iii) an insurance company as defined in section 2(13) of the Securities Act; (iv) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; (v) a Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; or (vi) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if an employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are Accredited Investors; or

              (f) is any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Preferred Shares offered, with total assets in excess of $5,000,000; or

              (g) is any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Preferred Shares offered, whose purchase is directed by a sophisticated person as described in Regulation 230.506(b) (2) (ii) promulgated under the Securities Act; or

              (h) is an entity in which all of its equity owners meet one or more of the standards set forth in (a) through (g) above.

     As used in this Section 3.7, the term "net worth" means the excess of total assets over total liabilities, and "income" means actual economic income, which may differ from adjusted gross income for federal income tax purposes.

         3.8  Representations and Warranties as to Accredited Investor Status.
              ---------------------------------------------------------------
Each Investor as to itself, severally and not jointly, further represents to the Company that such Investor is an Accredited Investor.

         3.9  Legends.  To the extent applicable, each certificate or other
              -------
document evidencing any of the Preferred Shares issued hereunder or any Common Stock issued upon conversion of the Preferred Shares shall be endorsed with the legends set forth below, and such Investor covenants that, except to the extent such restrictions are waived by the Company, such Investor shall not transfer the securities without complying with the restrictions on transfer described in the legends endorsed thereon;

              (a)  The following legend under the Securities Act:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED."

              (b) If required by the authorities of any state in connection with the issuance or sale of the Preferred Shares, the legend required by such state authority.

     The Company shall not be required (i) to transfer on its books any Preferred Shares which shall have been transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such Preferred Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Preferred Shares shall have been so transferred.

         3.10  Removal of Legends.
               -------------------

              (a) Any legend endorsed on a certificate pursuant to Section 3.09(a) or (b) hereof shall be removed (i) if Preferred Shares represented by such certificate shall have been effectively registered under the Securities Act or otherwise lawfully sold in a public transaction, (ii) if such Preferred Shares may be transferred in compliance with Rule 144(k) promulgated under the Securities Act, or (iii) if the holder of such Preferred Shares shall have provided the Company with an opinion from counsel, in form and substance acceptable to the Company and from attorneys reasonably acceptable to the Company, stating that a public sale, transfer or assignment of such Preferred Shares may be made without registration.

              (b) Any legend endorsed on a certificate pursuant to Section 3.9(b) hereof shall be removed if the Company receives an order of the appropriate state authority authorizing such removal or if the holder of the Preferred Shares provides the Company with an opinion of counsel, in form and substance acceptable to the Company and from attorneys reasonably acceptable to the Company, stating that such state legend may be removed.

     4.  Conditions of Investor's Obligations at Closing.  The obligations of
         -----------------------------------------------
each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

         4.1  Representations and Warranties.  The representations and
              ------------------------------
warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

         4.2  Performance.  The Company shall have performed and complied with
              -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing. The entering into, delivery and performance of this Agreement by the Company shall have been duly authorized by all necessary corporate action.

         4.3  Compliance Certificate.  At the Closing, the Chief Executive
              ----------------------
Officer of the Company shall deliver to the Investors a certificate certifying that the conditions set forth in Sections 4.1 and 4.2 have been fulfilled.

         4.4  Qualifications.  Any applicable United States state securities
              --------------
regulatory authority shall have issued permits qualifying the offer and sale of the Preferred Shares to the Investors pursuant to this Agreement, or such offer and sale shall be exempt from such qualification under applicable state blue-sky law.

         4.5  Certificate of Designation.  The Company shall have adopted and
              --------------------------
filed with the Secretary of State of the State of Delaware on or before the date of the Closing, the Certificate of Designation.

         4.6  Legal Investment.  At the time of such Closing, the purchase of
              ----------------
the Preferred Shares by the Investors shall be legally permitted by all laws and regulations to which such Investors and the Company are subject.

         4.7  Acquisition of Therox Pharmaceuticals.  The consummation of the
              -------------------------------------
merger of Therox Pharmaceuticals, Inc., a Delaware corporation with and into a wholly-owned subsidiary of the Company ("Acquisition") shall occur at or immediately prior to the Closing.

         4.8  Opinion of Counsel.  At the Closing, the Investors shall have
              ------------------
received an opinion of Jackson, Tufts, Cole & Black, counsel for the Company, regarding the matters set forth on Exhibit E hereto.
                                   ---------

     5.  Conditions of the Company's Obligations at Closing.  The obligations
         --------------------------------------------------
of the Company to each Investor purchasing Preferred Shares hereunder are subject to the fulfillment on or before the Closing of each of the following conditions by such Investor:

         5.1  Representations and Warranties.  The representations and
              ------------------------------
warranties of the Investor contained in Section 3 hereof shall be true on and as of the date of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

         5.2  Payment of Purchase Price.  Each Investor shall have delivered the
              -------------------------
purchase price specified in Section 1.1(b) and Exhibit B.
                                               ---------

         5.3  Blue Sky Qualification.  Any applicable United States state
              ----------------------
regulatory authority shall have issued permits qualifying the offer and sale to the Investors of the Preferred Shares or such offer and sale shall be exempt from such qualification under applicable state blue-sky law.

         5.4  Certificate of Designation.  The Company shall have adopted and
              --------------------------
filed with the Secretary of State of the State of Delaware on or before the Closing, the Certificate of Designation.

         5.5   Legal Investment.  At the time of such Closing, the purchase of
               ----------------
the Preferred Shares by the Investors shall be legally permitted by all laws and regulations to which the Investors and the Company are subject.

     6.  Miscellaneous.
         --------------

         6.1  Survival of Warranties.  The warranties, representations and
              ----------------------
covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

         6.2  Successors and Assigns.  The terms and conditions of this
              ----------------------
Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         6.3  Governing Law.  This Agreement shall be governed by and construed
              -------------
under the laws of the State of Delaware.

         6.4  Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         6.5  Titles and Subtitles.  The titles and subtitles used in this
              --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         6.6  Notices.  Except as otherwise expressly provided herein, any
              -------
notice required or permitted hereunder shall be given in writing and it or any certificates or other documents delivered hereunder shall be deemed effectively given or delivered (as the case may be) upon personal delivery (professional courier permissible) or when mailed by receipted United States certified mail delivery, five (5) business days after deposit in the United States mail. Such certificates, documents or notice may be personally delivered or sent to the following address: (a) if to a Investor, to the address set forth with respect to such investor on Exhibit B attached hereto, or to such other address of which
                    ---------
such investor shall have given notice pursuant hereto the Company, or (b) if to the Company, to OXIS International, Inc., 6040 N. Cutter Circle, Suite 317, Portland, Oregon 97217-3935, or to such other address of which the Company shall have given notice pursuant hereto.

         6.7  Finder's Fee.  Each Investor severally agrees to indemnify and
              ------------
hold harmless the Company from any liability for any commission or compensation in the nature of a broker's, investment banker's or finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which such investor or any of its officers, partners, employees or representatives is responsible.

     The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's, broker's or investment banker's fee (including any fees owed by the Company to Wasserstein Perella & Co., Inc.) (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         6.8  Expenses.  Each party to this Agreement shall bear its own
              --------
expenses incurred in connection with the negotiation, preparation, execution and consummation of this Agreement, including the fees, expenses and disbursements of its respective legal counsel incurred in connection herewith.

         6.9  Amendments and Waivers.  Any term of this Agreement may be amended
              ----------------------
and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least 50.1% of shares of the Common Stock issued or issuable upon conversion of the Preferred Shares; provided, however, the conditions to Closing set forth in Section 4 hereof may only be amended by unanimous agreement of the Investors.

         6.10  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         6.11  Aggregation of Stock.  All Preferred Shares (or Common Stock
               --------------------
issued on conversion thereof) held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

         6.12  Confidentiality Agreement.  Each Investor and any successor or
               -------------------------
assigns of such Investor who receives from the Company or its agents, directly or indirectly, any information which the Company has not made generally available to the public, pursuant to the preparation and execution of this Agreement or disclosure in connection therewith, acknowledges and agrees that such information is confidential and for its use only in connection with evaluating its investment in the Company, and further agrees that it will not disseminate such information to any person other than its accountant, investment advisor or attorney and that such dissemination shall be only for purposes of evaluating its investment.

         6.13  Entire Agreement.  This Agreement and the other documents and
               ----------------
agreements delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof and supersedes any prior agreements, memorandum of understanding or letters of intent between the parties regarding the subject matter hereof (including without limitation the letter of intent between the parties dated May 17, 1995, as amended).

         6.14  Series B Board Nominee.  The parties acknowledge that Timothy G.
               ----------------------
Biro ("Biro") will be appointed to the Company's Board of Directors upon the consummation of the sale of the Preferred Shares, as the designee of the Preferred Shares. If at any time Biro (or any successor to Biro as the designee of the Preferred Shares) ceases to serve on the Company's Board, the holders of three-fourths (3/4) of the Preferred Shares then outstanding may request that the Board of Directors of the Company shall appoint the designee of the holders of the Preferred Shares to serve as a member of the Board of Directors of Company, and the Board of Directors shall not unreasonably refuse such request.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"Investors"                                      "Company"

S.R. ONE, Limited                                OXIS INTERNATIONAL, INC.
                                                 a Delaware corporation
By:
   --------------------------
Name:                                            By:
      -----------------------                        --------------------------
Title:                                           Name:
      -----------------------                          ------------------------
                                                 Title:
                                                        -----------------------

BRANTLEY VENTURE PARTNERS II, L.P.

By:
   --------------------------
Name:
      -----------------------
Title:
      -----------------------

                                   EXHIBIT A
                                   ---------


                 CERTIFICATE OF DESIGNATIONS, PREFERENCES, AND
                 ---------------------------------------------
                       RIGHTS OF SERIES B PREFERRED STOCK
                       ----------------------------------

     OXIS International, Inc., a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article FOURTH of its Restated Certificate of Incorporation, and in accordance with the provisions of
Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolution creating a series of Preferred Stock designated as Series B Preferred Stock.

     "RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Restated Certificate of Incorporation (the "Certificate of Incorporation"), the Board of Directors does hereby provide for the issue of, and does hereby issue, a series of Preferred Stock, par value $0.01 per share, of the Corporation, to be designated "Series B Preferred Stock," initially consisting of Six Hundred Forty-Two Thousand Five Hundred Eighty-Three (642,583) shares and to the extent that the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of the Series B Preferred Stock are not stated and expressed in the Certificate of Incorporation, does hereby fix and herein state and express such designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows (all terms used herein which are defined in the Certificate of Incorporation shall be deemed to have the meanings provided therein):

     A.  Designation and Amount.  The shares of such series shall be designated
         ----------------------
as "Series B Preferred Stock," par value $0.01 per share, and the number of shares constituting such series shall be 642,583.


     B.  Rights, Preferences and Privileges.  The rights, preferences,
         ----------------------------------
privileges and restrictions granted to or imposed upon the Series B Preferred Stock are as follows:

     1.  Series B Dividends.
         ------------------

         (a) The holders of outstanding Series B Preferred Stock shall be entitled to receive in any fiscal year, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, dividends at the rate of $0.115 per share of Series B Preferred Stock per annum before any dividend or distribution (other than pursuant to Section 4) is paid on Common Stock. Such dividend or distribution may be payable annually or otherwise as the Board of Directors may from time to time determine. Dividends or distributions (other than dividends payable solely in shares of Common Stock or distributions pursuant to Section 4) of up to $0.115 per share may be declared and paid upon shares of Common Stock in any fiscal year of the Corporation only if dividends shall have been paid on and declared and set apart upon all shares of Series B Preferred Stock at such annual rate in such year. After dividends or distributions of $0.115 per share have been declared and paid on the Common Stock in any fiscal year, all further dividends and distributions during such fiscal year shall be distributed among the holders of the Common Stock and the Series B Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series B Preferred Stock then held by them. The right to such dividends on shares of Series B Preferred Stock shall not be cumulative and no right shall accrue to holders of shares of Series B Preferred Stock by reason of the fact that dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest.

     2.  Series B Voting Rights.
         ----------------------

         (a) Each holder of shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such holder's shares of Series B Preferred Stock could be converted on the record date for the vote or consent of stockholders and, except as otherwise provided herein, shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Series B Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and shall vote with holders of the Common Stock upon the election of directors and upon any other matter submitted to a vote of stockholders, except those matters required by law to be submitted to a class or series vote and except as otherwise provided in Sections 2(b) and 2(c) hereof. Fractional votes by the holders of Series B Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series B Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number.

         (b) The number of directors shall be set as provided in the Bylaws of the Corporation. So long as any shares of Series B Preferred Stock remain outstanding, the holders of the Series B Preferred Stock outstanding, voting together as a class, shall be entitled to elect one (1) director. The holders of Common Stock voting together as a class, shall be entitled to elect the remaining directors to be elected.

         (c) In the case of any vacancy in the office of a director occurring among the directors elected by the holders of the Series B Preferred Stock or Common Stock pursuant to Section 2(b) hereof, the remaining director or directors so elected by the holders of the Series B Preferred Stock or Common Stock as the case may be, may, by affirmative vote thereof (or the remaining director so elected if there is but one, or if there is no such director remaining, by the vote of the shares of the applicable class) elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of the Series B Preferred Stock or Common Stock or any director so elected as provided in the preceding sentence hereof, may be removed during the aforesaid term of office only by the vote of the Series B Preferred Stock or Common Stock as the case may be, provided that the shares voted against removal would not be sufficient to elect the director with cumulative voting.

     3.  Series B Conversion.  The holders of Series B Preferred Stock shall
         -------------------
have conversion rights as follows (the "Conversion Rights");


         (a)  Right to Convert.  Each share of Series B Preferred Stock shall be
              ----------------
convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $2.33433 by the Series B Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series B Preferred Stock (the "Series B Conversion Price") shall initially be $2.33433 per share of Common Stock. Such initial Series B Conversion Price shall be adjusted as hereinafter provided.

         (b)  Automatic Conversion. Each share of Series B Preferred Stock shall
              --------------------
automatically be converted into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $2.33433 by the Series B Conversion Price, in effect on the date of the receipt by the Corporation of the written consent to, or request for, such conversion from holders of at least three-fourths (3/4) of the Series B Preferred Stock then outstanding.

         (c)  Mechanics of Conversion.
              -----------------------

              (i) Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

              (ii) If a voluntary conversion is made in connection with an underwritten offering of securities pursuant to a registration statement filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the conversion may, at the option of any holder tendering shares of Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Series B Preferred Stock shall not be deemed to have converted such Series B Preferred Stock until immediately prior to the closing of such sale of securities.

         (d)  Adjustments for Stock Dividends, Subdivisions, or Split-ups of
              --------------------------------------------------------------
Common Stock. If the number of shares of Common Stock outstanding at any time
------------
after the filing of this Certificate of Designation is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, effective at the close of business upon the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price for the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

         (e)  Adjustments for Combinations of Common Stock.  If the number of
              --------------------------------------------
shares of Common Stock outstanding at any time after the filing of this Certificate of Designation is decreased by a combination of the outstanding shares of Common Stock, then, effective at the close of business upon the record date of such combination, the Conversion Price for the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

         (f)  Adjustments for Other Distributions.  In the event the Corporation
              -----------------------------------
at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series B Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series B Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3(f) with respect to the rights of the holders of the Series B Preferred Stock.

         (g)  Adjustments for Reorganizations, Reclassifications, etc.  If the
              -------------------------------------------------------
Common Stock issuable upon conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by reclassification, a merger or consolidation of this Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of this Corporation, or otherwise, the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted such that the Series B Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or securities or other property equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B Preferred Stock immediately before such event; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series B Preferred

Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be reasonable, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

         (h)  Certificates as to Adjustments.  Upon the occurrence of each
              ------------------------------
adjustment or readjustment of the Series B Conversion Price pursuant to this
Section 3, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustments and readjustments, (B) the Conversion Price for such Series B Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred Stock.


         (i)  Notices of Record Date.  In the event that the Corporation shall
              ----------------------
propose at any time: (a) to declare any special dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not out of earnings or earned surplus; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (d) to merge or consolidate with or into any other corporation (other than a mere reincorporation transaction), or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series B Preferred Stock:

              (i) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and

              (ii) in the case of the matters referred to in (c) and (d) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

         (j)  Reservation of Stock Issuable Upon Conversion. The Corporation
              ---------------------------------------------
shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in its best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

         (k)  Fractional Shares.  No fractional share shall be issued upon the
              -----------------
conversion of any share or shares of Series B Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series B Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the board of directors of the Corporation).

         (l)  Notices.  Any notice required by the provisions of this Section 3
              -------
to be given to the holders of shares of Series B Preferred Stock shall be deemed given on the date of delivery if delivered by hand delivery or by facsimile, or, if deposited in the United States mail (registered or certified), postage prepaid, and addressed to each holder of record at his or its address appearing on the books of the Corporation.

     4.  Series B Liquidation Preferences.
         --------------------------------

         (a) In the event of any liquidation, dissolution or winding up of the Corporation whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Common Stock or any other shares of this corporation other than Series B Preferred Stock by reason of their ownership thereof, the amount of $2.33433 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all declared or accrued but unpaid, dividends on such share, for each share of Series B Preferred Stock then held by them. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

         (b) After the payment to the holders of the Series B Preferred Stock of the amounts set forth in Section 4(a) above, the holders of the Common Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the other capital stock of the Company by reason of their ownership thereof, an aggregate distribution equal to the total consideration received by the Corporation for the sale and issuance of all issued and outstanding Series B Preferred Stock, with each holder of Common Stock participating on a pro rata basis based on the number of shares of Common Stock they own. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then all assets and funds of the Corporation legally available for distribution after the payment to the holders of the Series B Preferred Stock of the amounts set forth in Section 4(a) shall be distributed ratably among the holders of the Common Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

         (c) After payments to (i) the holders of the Series B Preferred Stock of the amounts set forth in Section 4(a) above, and (ii) the holders of the Common Stock of the amounts set forth in Section 4(b) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Series B Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series B Preferred Stock then held by them.

     5. Series B Protective Provisions.  In addition to any other rights
        ------------------------------
provided by law, so long as any share of Series B Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of the majority of the outstanding shares of Series B Preferred Stock voting separately as a separate class, take any action which alters or changes any of the rights, privileges or preferences of the Series B Preferred Stock, including without limitation increasing or decreasing the aggregate number of authorized shares of such series other than an increase incident to a stock split.

     RESOLVED FURTHER, that the President or any Vice President and the Secretary or any Assistant Secretary of this Corporation be, and they hereby are, authorized and directed to prepare and file a Certificate of Designation in accordance with the foregoing resolution and the provisions of Delaware law and to take such actions as they may deem necessary or appropriate to carry out the intent of the foregoing resolutions."

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed by its Chairman of the Board and attested to by its Secretary this ____ day of July, 1995.

                               OXIS INTERNATIONAL, INC.


                               By:
                                    -----------------------
                                    Ray R. Rogers
                                    Chairman of the Board
ATTEST:

-------------------------
Lawrance A. Brown, Jr.
Secretary

                                   EXHIBIT B
                                   ---------

                             SCHEDULE OF INVESTORS
                             ---------------------

                                                                      Aggregate
                                                        No. of        Purchase
"INVESTORS"                                             Shares        Price
                                                        ------        ---------
Name:      S.R. One, Limited
Attn:      Brenda D. Gavin
Address:   565 E. Swedesford Road
           Suite 315
           Wayne, Pennsylvania
Phone:     (610) 293-3406                               428,389       $1,000,000


Name:      Brantley Venture Partners II, L.P.
Attn:      Timothy G. Biro
Address:   20600 Chagrin Blvd., Suite 1150
           Cleveland, Ohio 44122
Phone:     (216) 283-4800                               214,194        $500,000

                                                        OXIS International, Inc.
                                                          SCHEDULE OF EXCEPTIONS
                                                                   July 18, 1995


                                   EXHIBIT C
                                   ---------

                             SCHEDULE OF EXCEPTIONS
                                       OF
                            OXIS INTERNATIONAL, INC.
                            ------------------------

This Schedule of Exceptions is delivered by Oxis International, Inc., a Delaware corporation (the "Company") to Brantley Venture Partners II, L.P. and S.R. One, Limited (collectively, the "Investors"), pursuant to Article 2 of that certain Series B Preferred Stock Purchase Agreement between the Company and the Investors, dated July 18, 1995 (the "Agreement"). The representations and warranties of the Company (including its subsidiary, Bioxytech SA (now known as OXIS International S.A.), a French company ("Bioxytech")) set forth in the Agreement are hereby amended and excepted to the extent set forth hereafter.

GENERAL EXCEPTION

On May 10, 1993, the current Board of Directors of the Company was appointed following a control contest and the Company appointed new management. Accordingly, management is unable to give representations and warranties relating to the period prior to May 10, 1993.

SECTION 2.1 ORGANIZATION AND AUTHORITY
--------------------------------------

1. The Company is in good standing in the State of Delaware, its state of incorporation. The Company is qualified to transact business and is in good standing in the State of Oregon and the State of California. The Company does not believe it is required to qualify to conduct business other than in the State of Oregon and the State of California.

2. The Company has made accessible or delivered copies of its certificate of incorporation and bylaws currently in effect and records of all meetings of and actions taken by its Board of Directors and stockholders except for certain meetings of the Board of Directors taking place prior to May 10, 1993.

3. Bioxytech does not have "articles of organization" or "bylaws;" the French equivalent of such instruments are grouped together in Bioxytech's "statuts."

4. The Company has made accessible or delivered copies of Bioxytech's statuts as currently in effect. Minutes of all meetings of Bioxytech's Directoire and Conseil de Surveillance have been prepared and are accessible.

SECTION 2.2 CAPITALIZATION
--------------------------

1. At the meeting of the Company's Board of Directors on July 6, 1995, the Board approved the grant of options covering an aggregate of 575,500 shares of Common Stock.

2. Paragraphs 2, 3 and 7 of Section 2.15 are hereby incorporated herein by reference.

SECTION 2.2(b)
--------------

1. Certain agreements of the Company which have been disclosed to the Investors in the course of the companies' respective due diligence review of material contracts include covenants of the Company not to disclose such documents to third parties. The Company believes that it has adequately protected the interests of other parties to such confidential agreements by the agreements of confidentiality of disclosed information with the Investors.

SECTION 2.2(c)
--------------

Please see Section 2.2(b) above.

SECTION 2.3 INVESTMENT IN OTHERS
--------------------------------

The Company does not own directly or indirectly an equity interest in any corporation, association, partnership, joint venture or other entity other than Bioxytech.

SECTION 2.4 CONSENTS
--------------------

None.

SECTION 2.6 LITIGATION
----------------------

1. The Company is subject to two Securities & Exchange Commission consent decrees entered into in the early 1980s requiring the Company, among other things, to comply with the requirements of the Securities Exchange Act of 1934 and rules and regulations promulgated thereunder.

2. Bioxytech is in litigation with a former director and present OXIS shareholder, Christian Manuel, who is claiming damages for unfair dismissal. He is claiming a total of FF 4.8 million, which claim if granted would require payments by the Company of approximately FF 6.5 million, including social charges. Mr. Manuel's action was dismissed by the labor court on May 16, 1994, and he has appealed the decision. The former shareholders of Bioxytech have agreed to indemnify OXIS from payments resulting from this claim to the extent that such payment can be made from the proceeds from sale of their OXIS stock.

SECTION 2.7 PROTECTION OF INTANGIBLE PROPERTY
---------------------------------------------

1.  Section 2.13 is hereby incorporated herein by reference thereto.

2. The Company has used a variety of forms of confidentiality agreements; a copy of each such form is attached hereto as Schedule 2.7. All United States employees have signed such agreements with the exception of two temporary employees whose jobs are limited to packaging Palosein.

3. Each Bioxytech employee has signed an employment contract which contains a secrecy clause with the exception of two maintenance and cleaning employees who do not have access to secrets in the course of their work.

4. The Bioxytech employment contracts stipulate that the terms of the Convention Collective Nationale des Industries Chimiques (Chemical Industry Convention) apply. These terms provide that any invention made during the course of the employee's work is the property of the employer.

SECTION 2.9 LIST OF MATERIAL AGREEMENTS
---------------------------------------

1. The following Schedule 2.9 is a list of all material agreements to which the Company is a party.

                                  SCHEDULE 2.9
                          LIST OF MATERIAL AGREEMENTS /1/
                          ---------------------------

A.   AGREEMENTS REGARDING ORGOTEIN
     -----------------------------

     1. License Agreement, between the Company and Grunenthal GmbH ("Grunenthal"), dated February 17, 1982, as amended.

     2. Basic Supply Agreement, between the Company and Grunenthal, dated February 12, 1985, as amended.

     3. Agreement, between the Company and Grunenthal, dated January 1, 1987, as amended.

     4. Letter Agreement, between the Company and Grunenthal, dated January 30, 1990.

     5. License Agreement, between the Company and Zambeletti S.p.a. (now known as SmithKline Beecham), executed May 20, 1983 and June 1, 1983, as amended.

-----------------
/1/ Many of the agreements of the Company with respect to licensing and distribution of Orgotein have been amended or modified from time to time both by formal amendments to the agreements as well as by letter agreements and written and verbal understandings.

 6. License Agreement, between the Company and Zambeletti Espana (now known as Tedec Meiji Farma), executed August 15, 1983 and September 1, 1983, as amended.

 7. Agreement, between the Company and Grunenthal, dated January 1, 1987, as amended.

 8. Manufacturing and Supply Agreement, between the Company and Diosynth B.V. ("Diosynth"), dated as of July 12, 1985, as amended.

 9. Letter Agreement, between the Company and Diosynth, dated as of December 9, 1988, as amended.

10. Letter Agreement, between the Company and Diosynth, dated January 1, 1989, as amended.

11.  Letter Agreement, between the Company and Diosynth, dated December 23,
     1991.

12.  Agreement, between the Company and Diosynth, dated January 1, 1993.

13.  Letter Agreement, between the Company and Diosynth, dated February 22,
     1993.

14. Agreement between the Company and TSI Redfield Laboratories, Inc., dated March 2, 1994.

15. Notice from Diosynth to the Company, dated March 4, 1993, and accepted (by counter-signature) by the Company.

16. Amended and Restated Research and Development Agreement, between the Company and Allelix, Inc., dated February 9, 1988, as amended by Addendum No. 1 dated March 10, 1989.

17. Agreement, between the Company and Sterling Drug, Inc. (now Sterling Winthrop, Inc.), dated January 1, 1990.

18. Agreement, between the Company and Sterling Drug, Inc. (now Sterling Winthrop, Inc.), dated September 16, 1992.

19. Letter Agreement, between the Company and Sterling Winthrop Inc., dated March 21, 1994.

20. Research Collaboration Agreement, between the Company and Amgen Inc., dated December 31, 1991.

B.   AGREEMENTS REGARDING DEVELOPMENT AND DISTRIBUTION OF DIAGNOSTIC ASSAY
     ---------------------------------------------------------------------
     PRODUCTS
     --------

21. Diagnostic Assay For Topiramate Development and Distribution Agreement, between International BioClinical, Inc. (now the Company) and Ortho Pharmaceutical Corporation, dated as of April 1, 1994, as amended by Amendment No. 1, dated October 10, 1994.

22. Research and Development Agreement, between the Company and Marion Merrell Dow Inc., dated as of January 1, 1993.

23. Technology Development Agreement, between the Company and the University of Iowa, dated as of April 1, 1994.

24. Federal Supply Schedule Contract, between the Company and the Department of Veterans Affairs, effective March 10, 1992.

25. Distribution Agreement, between the Company and Baxter Diagnostics Inc., dated July 22, 1993.

26. Agreement, between the Company and J&S Medical Associates, dated as of December 1, 1991.

27. Agreement, between the Company and Protea Medical & Laboratory Limited, dated August 1, 1994.

28. Agreement, between the Company and Intermountain Veterinary Supply, dated December 15, 1994.

29.  Agreement, between the Company and Infolab, dated as of September 1, 1994.

30. Agreement, between the Company and Robert Debiase, dated as of January 1, 1994.

31.  Agreement, between the Company and Labsco, dated as of January 1, 1992.

32. Agreement, between the Company and Biomedical Diagnostics France, dated as of September 1, 1991.

33. Agreement, between the Company and Rolf Greiner BioChemica GmbH, dated as of July 1, 1994.

34. Agreement, between the Company and Biomedical Diagnostics Belgium, dated as of September 1, 1991.

35. Agreement, between the Company and Bio-Stat Limited, dated as of February 21, 1995.

36.  Agreement, between the Company and Dispolab AG, dated as of November 1,
     1992.

37. Agreement, between the Company and Immucor Canada Inc., dated as of January 1, 1992.

38. Agreement, between the Company and Immuno Diagnostics, dated as of November 1, 1991.

39. Agreement, between the Company and Ingelheim Diagnostica Y Technologia, S.A., dated as of February 21, 1995.

40. Agreement, between the Company and Novatek Healthcare AB, dated as of May 1, 1994.

41. Agreement, between the Company and Quatro Biosystems Ltd., dated as of August 19, 1991.

42. Agreement, between the Company and Smets Technology Alliance Group N.V., dated as of June 1, 1994.

43. Agreement, between the Company and Tema Ricera S.R.L., dated as of November 1, 1992.

44. Distribution Agreement, between Bioxytech S.A. (now the Company) and Cayman Chemical Company, dated May 10, 1993.

45. Distribution Agreement, between the Company and British Bio-Technology Products Ltd. (now R&D Systems), dated May 11, 1993.

46. Distributor Agreement, between the Company and Funakoshi Co. Ltd., dated October 8, 1992.

47. Agreement, between the Company and Calbiochem-Novabiochem International, dated February 15, 1995.

48.  Agreement, between the Company and BDS Diagnostics, dated April 27, 1995.

49. Agreement, between the Company and Univet Pharmaceuticals, Ltd., dated December 27, 1994

50. Agreement, between the Company and Western Medical Supply, Inc., dated December 27, 1994.

51. Distribution Agreement, between Bioxytech and BioWhittaker France, dated June 1, 1995.

C.   DOCUMENTS REGARDING FINANCING OF COMPANY
     ----------------------------------------

52. Loan Agreement, with Oregon Resource and Technology Development Corporation, dated October 27, 1987.

53. Letter Agreement, between the Company and Oregon Research and Technology Development Fund, dated September 14, 1995.

54. Promissory Note of Company, payable to U.S.N.B. Oregon in principal amount of approximately $67,000, dated January 27, 1995.

55. Promissory Note of Company, payable to Richard Davis in principal amount of $5,000, dated March 1, 1993.

56. Agreement, between the Company and Bailey & Company, Inc., dated April 28, 1995.

57. Term Loan Agreement among the Company, Bioxytech and Sanofi S.A., dated May 2, 1995 with accompanying Promissory Note and Security Agreement.

58. Secured Promissory Notes aggregating $766,127.00 dated February 7, 1995 between the Company and the following: Alta Berkeley L.P. II, Innolion S.A., Sofinnova Capital F.C.P.R., Sofinnova S.A., and Finovalec S.A., together with a related Security Agreement of the same date.

59. Letter Agreement between the Company and Wasserstein Peralla & Co., Inc., dated September 14, 1994.


D.   OTHER AGREEMENTS
     ----------------

60. Lease Agreement, with Clyde/Logue Associates Limited partnership, a California limited partnership (formerly known as REALPROP Mountain View Associates) dated July 1, 1990, renewed and extended through June 30, 1994 by a Lease Extension dated June 3, 1993, and further extended through June 30, 1995 by Lease Extension, dated March 22, 1994, and further extended through July 31, 1995 by Lease Extension dated June 27, 1995

61. Lease Agreement, between the Company and Expressway Development dated November 5, 1990, with Lease Amendment, dated November 5, 1990.

62. NASDAQ National Market Listing Agreement ("Listing Agreement"), between the Company and the National Association of Securities Dealers, dated October 28, 1994.

63.  Various consultants also provide services to the Company, including James
     D. McCamant, Ketchum Public Relations, and Russell Teasdale. Various members of the Company's Board of Directors also provide consulting and/or legal services to the Company from time to time.

64. Supply Agreement between the Company and Diagnostic Reagents, Inc., dated June 6, 1995.

65.  Agreement between the Company and Odon Milling Co., Inc., dated March 6,
     1995.

66. Agreement between the Company and SmithKline Beacham Pharmaceutici dated May 25, 1995.

67. Agreement for Stock Transfer Services between the Company and The First National Bank of Boston, dated August 30, 1993.

68. Agreement and Plan of Reorganization and Merger between the Company and International BioClinical, Inc., an Oregon corporation ("IBC") and certain shareholders of IBC, dated as of June 21, 1994, together with related agreements.

69. Stock Purchase Agreement between the Company and Bioxytech S.A., a French company ("Bioxytech") and certain shareholders of Bioxytech, dated as of June 21, 1994, together with all related agreements.

SECTION 2.11 PERSONAL PROPERTY
------------------------------

 1. The leases on certain of the scientific equipment of Bioxytech provide that the equipment remains the property of the lessor until the lease is fully paid off, including a residual value. Bioxytech rescheduled lease payments to two equipment lessors, Sofinabail and Slibail such that the remaining payments to be made are a payment of approximately FF 625,000 to Slibail due September 25, 1995 and payments of approximately FF 1,970,000 to Sofinabail due over the period September 1995 to March 1997.

 2. Bioxytech's personal property, considered as part of its "fonds du commerce", has been pledged to Bioxytech's landlord as security against deferred rent (See Section 3.8 below).

 3. Notes payable by the Company to United States National Bank of Oregon with a principal balance of approximately $67,000 are secured by certain of the personal property of the Company.

 4. The Company's personal property is subject to a lien pursuant to the terms of the promissory note executed by the Company for the benefit of Sanofi S.A. (See Section 2.15(6).)

 5. Personal property of the Company relating to diagnostic products is subject to a lien pursuant to the terms of the promissory notes executed by the Company in favor of certain shareholders in February 1995 and related agreements. (See Section 2.15.)

SECTION 2.12 REAL PROPERTY
--------------------------

 1. The Company leases approximately 6,900 square feet of office space at 518 Logue Avenue, Mountain View, California pursuant to a Lease Agreement with Clyde/Logue Associates Limited Partnership, a California limited partnership (formerly known as REALPROP Mountain View Associates) dated July 1, 1990 (the "Lease"). The Lease, as amended, has been extended through July 31, 1995 by a Lease Extension dated June 27, 1995.

 2. The Company leases 13,129 square feet of space at 6040 N. Cutter Circle, Portland, Oregon for its principal executive offices pursuant to a lease agreement with Expressway Development which expires April 15, 1996.

 3. Bioxytech leases 1,995 square meters of space pursuant to a lease with Sofibus dated June 23, 1989 (the "Bioxytech Lease"). Total payments of FF 642,978 owing to Sofibus have been deferred to be due in full on August 31, 1995. As security for the deferred amount, Bioxytech has pledged its "fonds de commerce," which generally include all the assets and goodwill of the business but in this case specifically exclude Bioxytech's patents and trademarks. Sofibus has agreed to release the pledge upon final settlement of the deferred amount.

SECTION 2.13 PATENTS, TRADEMARKS, TRADE NAMES AND COPYRIGHTS
------------------------------------------------------------

 1. Although the Company continues to have unpatented trade secrets and know-how, substantially all of the Company's important U.S. and foreign patents regarding SOD inventions (other than its recently developed, long-acting SOD derivatives), have expired.

 2. The Company does not market dosage forms of bovine SOD for human use and does not depend substantially on trademarks. The Company's foreign licensees market dosage forms of bovine SOD abroad for human use under trademarks owned by them. In the event of the termination of a license, there can be no assurance that the Company or any successor licensee would be able to use such trademarks.

SECTION 2.15 ABSENCE OF CHANGES OR EVENTS
-----------------------------------------

In February 1995 the Company was advanced an aggregate of $766,127 by certain shareholders in return for one year secured promissory notes, an aggregate of 93,300 shares of Common Stock and the further agreement that, upon the closing of the private placement contemplated by the Stock Purchase Agreement dated June 21, 1994 among the Company, Bioxytech and certain stockholders of Bioxytech, the Company would issue to the shareholders/lenders warrants to purchase additional shares of the equity securities sold in such private placement, for the amounts and for the exercise price determined by the formula set forth in such secured promissory notes.

Since March 31, 1995, the date of the most recent balance sheet of the Company delivered to the Investors, the following changes have occurred:

 1. As expected, the Company has continued to incur losses as its expenses exceed revenue. These losses include the costs and expenses associated with the acquisition of Therox Pharmaceuticals, Inc., a Delaware corporation ("Therox") pursuant to an Agreement and Plan of Reorganization and Merger dated July 18, 1995.

 2.   [Intentionally left blank.].

 3. In May 1995 the Company consummated the sale of 1,227,625 shares of Common Stock at a price of $1.66 per share in an offshore private placement.

 4. Routine salary adjustments for all Oregon employees of the Company were made as of June 1, 1995.

 5. The Company has not executed, created, amended or terminated any contract other than in the ordinary course of business and as disclosed in this
      Section 2.15.

 6. In May 1995 the Company was advanced $600,000 by Sanofi S.A., a customer of the Company, in return for a one year secured promissory note.

 7. Following the issuance of 93,300 shares in connection with loans advanced to the Company in February 1995, and the sale of 1,227,625 shares of Common Stock in an overseas private placement in May 1995, the 40,000 shares of Series A Preferred Stock of the Company issued to Innolion, under the terms of the Company's Certificate of Incorporation, converted into 40,000 shares of Company Common Stock.

 8. The Board of Directors of the Company has contemplated the payment of bonuses to employees at the Company's Mountain View facility. Such bonuses would be for an aggregate of approximately $30,000.

 9. Mark Saifer, a Vice President of the Company, has tendered his resignation as a corporate officer of the Company effective June 30, 1995, but continues as an employee of the Company.

10. Jean Chaudiere, a Vice President of Bioxytech, has tendered his resignation as a corporate officer of the Company and of Bioxytech but continues as an employee of Bioxytech.

11. The Company is preparing to file a registration statement on Form S-3 registering approximately 5.3 million shares of Common Stock (including Common Stock subject to warrants and options) and a registration statement on Form S-8 registering the Company's 1994 Stock Incentive Plan (covering 400,000 shares of Common Stock), plus additional shares covered by separate stock option agreements.

SECTION 2.17 PERSONNEL
----------------------

 1. The Company adopted an Employee Stock Option Plan in 1994 pursuant to which stock options were granted to certain employees of the Company.

 2. The Company has written employment/severance agreements with two former employees (Henry Lerman and Russell Teasdale) and one current employee (Mark Saifer, Vice President). Dr. Saifer has triggered the one year notice of termination provision in his contract.

 3. Bonuses for employees are based on both Company and individual performance and are at the discretion of the Chairman and President.

 4. Effective July 6, 1995, the Company adopted the OXIS International, Inc. 401(k) Cash or Deferred Savings Plan which provides for a matching contribution by the Company of up to $2,000 per employee per year and allows for a profit sharing contribution at the discretion of the Company.

 5. The Company's two sales representatives are on a performance-based commission program.

 6. Two Bioxytech employees benefit from special severance clauses in their employment contracts. Jean Chaudiere's employment contract contains a non-competition clause which forbids him from taking up other employment in a related technical area. The clause, which provides for a maximum period of four years, would be effective for either two years (if Bioxytech exercises its rights to cancel the third and fourth years at the time of termination) or otherwise for four years after leaving Bioxytech and provides for financial compensation in the form of monthly payments for the duration of the application of the clause. The clause can be cancelled by mutual agreement or unilaterally by the employer with one year's notice. Jean Chaudiere's employment contract provides that he is entitled to 2 years' salary on severance if he is dismissed (i) for a reason other than serious misconduct (faute grave) or (ii) unless Bioxytech has dismissed employees because of its financial difficulties in the preceding 12 months. Jean Chaudiere has resigned as a corporate officer of the Company and Bioxytech, but continues as an employee of Bioxytech. The Company and Mr. Chaudiere are in discussions concerning his future role within the Company.

      Jean-Claude Yadan's employment contract provides that he is entitled to one year's salary on severance if he is dismissed for a reason other than serious misconduct (faute grave).

 7. Bioxytech and its employees subscribe to two pension plans, CGRCR for the "cadres" (senior staff) and IGIRS for the other employees. Both organizations are collective industry-wide pension providers. The subscription made now to these two organizations are used to pay the pensions of ex-subscribers who are now in retirement on the "pay as you go" system. The subscription rates are fixed in a range provided for by government legislation.

 8. Bioxytech and its employees pay mandatory social charges in the amounts required by the law to provide social cover (URSSAF for health insurance and family allowances, ASSEDIC for unemployment pay). In addition Bioxytech and its employees subscribe to two group insurance programmes:
      UAP Prevoyance and UAP Mutuelle. The first covers death or injury in service and the second allows employees to obtain reimbursement of all or part of the cost of medical treatment not covered by the State health insurance. Bioxytech also pays a mandatory charge for the industrial medical service (Medecine du Travail, GIMAC) .

 9. Bioxytech is subject to the Convention Collective Nationale des Industries Chimiques (Chemical Industry Convention) which regulations the terms of employment contracts and employment conditions and determines certain mandatory obligations of the Company regarding wages and benefits of employees.

10.   Item 63 of Schedule 2.9 is hereby incorporated herein by reference.

11. The Company provides medical and dental insurance coverage for Oregon employees through the Kaiser Foundation Health Plan of the Northwest. The Company is covered for workers compensation for its Oregon employees through SAIF Corporation.

12. The following Schedule 2.17(ii) is a schedule of insurance coverage provided by the Company to its California employees.

                               SCHEDULE 2.17(II)
                               -----------------

 1. The Company provides insurance coverage for its California employees through an insurance broker, Kelter-Thorner, Inc., as follows:

          Medical                            Blue Cross

          Dental                             Designated Benefits -- Delta Dental

          Vision                             Blue Shield

          Life                               Reliance Standard

          Accident, Death & Dismemberment    Reliance Standard

          Long-Term Disability               Standard Insurance Co.

          Workmen's Compensation             Republic Indemnity

SECTION 2.20 STOCKHOLDERS AND EMPLOYEES
---------------------------------------

 1.   Section 2.17 is hereby incorporated herein by reference.

 2. From time to time, the Company pays certain of its directors for consulting and/or legal services rendered.

 3.   Item 63 of Schedule 2.9 is hereby incorporated herein by reference.

 4. John Hawken, a shareholder of OXIS and member of Bioxytech's Directoire, is employed by Innovaction (a consulting firm) which has a contract with Bioxytech to provide his services at a rate of FF 3,000/day. The contract can be terminated with 30 days notice. The existing contract expired on May 30, 1994, but the business arrangement has been continued upon the same terms.

SECTION 2.21 ABSENCE OF ENVIRONMENTAL LIABILITIES
-------------------------------------------------

 1. Bioxytech has a "Certificat de Non-Classement" (a non-classification certificate) provided by the Prefecture of the Marne Valley on the June 7, 1989. This Certificat means that Bioxytech is not subject to Prefectoral declaration or authorization procedures concerning safety, hygiene, environment or industrial risk prevention but that Bioxytech must respect the directives of the "Code de Travail" (labour law) and the "Code de Sante Publique" (public health law). Bioxytech has received no unsatisfactory reports or warnings from the "Inspection du Travail" (labour and factories inspectorate). Bioxytech has ensured that all the regular controls required by French law have been carried out. To Bioxytech's knowledge it has not infringed any French law concerning directly or indirectly the protection of the environment, in particular, laws concerning the conformity of the electrical installations, fire risk prevention, air treatment, water treatment, liquid and solid waste and the preparation and transport of hazardous industrial chemicals. To the best of Bioxytech's knowledge, no hazardous wastes generated by Bioxytech have ever been sent directly or indirectly to any site on the "points noirs" list (the nearest French equivalent of the National Priority List) .

                                                                  EXECUTION COPY


                                   EXHIBIT D
                                   ---------

                            OXIS INTERNATIONAL, INC.
                            ------------------------

                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------


     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of the 18th day of July 1995 by and among OXIS International, Inc., a Delaware corporation (the "Company"), and each of the parties who are the owners of Registrable Securities (as defined hereafter), each of whom is herein referred to as a "Shareholder." Attached hereto as Schedule A is a complete list of the
                                   ----------
Shareholders and the Registrable Securities held by each such Shareholder.


                                   RECITALS:
                                   --------

     WHEREAS, in connection with (i) the merger of its wholly-owned subsidiary with Therox Pharmaceuticals, Inc., a Delaware corporation ("Therox") and (ii) the simultaneous offering of the Company's Series B Preferred Stock to certain investors, the Company has issued shares of its Common Stock and Series B Preferred Stock to such former Therox shareholders and such investors and pursuant to the terms of this Agreement is agreeing to register the resale of such shares of Company Common Stock and Common Stock issuable upon conversion of such Series B Preferred Stock with the Securities and Exchange Commission (the "SEC");

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     1.  Registration Rights.  The Company covenants and agrees as follows:
         -------------------

         1.1  Definitions.  For purposes of this Section 1:
              -----------

              (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document.

              (b) The term "Registrable Securities" means (i) any Common Stock of the Company ("Common Stock") currently outstanding issued to former shareholders of Therox pursuant to the Agreement and Plan of Reorganization and Merger (the "Merger

Agreement"), dated as of July 18, 1995 between the Company, the Company's subsidiary, and Therox, (ii) any Common Stock issuable upon conversion of the Series B Preferred Stock of the Company issued to certain investors pursuant to a Series B Preferred Stock Purchase Agreement dated July 18, 1995 between the Company and such investors (the "Stock Purchase Agreement") (the Merger Agreement and the Stock Purchase Agreement are hereafter sometimes collectively referred to as the "Acquisition Agreements"), and (iii) any Common Stock issued or issuable as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Registrable Securities, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his or her registration rights are not assigned.

              (c) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 1.8 hereof.

         1.2  Registration.
              ------------

              (a) The Company shall file, and use its best efforts to cause the SEC to declare effective, on or before July 18, 1996, a registration statement under the Securities Act covering the resale of the Registrable Securities by the Holders. In the event that the Company grants new registration rights in connection with an issuance and sale of capital stock taking place after the date of this Agreement which results in the Company filing prior to July 18, 1996 a registration statement covering the resale of such capital stock, the Holders of Registrable Securities hereunder shall be entitled to have their Registrable Securities registered on such registration statement upon the terms and conditions set forth herein. In such event, the Company shall have no obligation to file the registration statement contemplated by the first sentence of this Section 1.2(a).

              (b) Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration pursuant to this
Section 1.2 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act.

         1.3  Obligations of the Company.  The Company shall:
              --------------------------

              (a) Keep the registration statement with respect to the Registrable Securities filed pursuant to Section 1.2 of this Agreement ("Registration Statement") effective for the period from the date of declaration of effectiveness of such Registration Statement through July 18, 1997.

              (b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the period of its effectiveness.

              (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

              (d) Use its best efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

              (e) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         1.4  Limitations on Resales.
              ----------------------

              (a) Each Holder shall not sell during (i) any three month period while the Registration Statement is in effect, a number of shares of Registrable Securities that is greater than one percent (1%) of the number of issued and outstanding Common

Stock at such time and (ii) any single month while the Registration Statement is in effect, a number of shares of Registrable Securities that is more than one-third (1/3) of one percent (1%) of the number of issued and outstanding Common Stock at such time. The parties acknowledge that the one percent (1%) limitation set forth in the immediately preceding sentence is consistent with the limitation set forth in SEC Rule 144(e)(1)(i). If at any time the Company's securities trading volume as calculated pursuant to SEC Rule 144 (e)(1)(ii) (the "Company's Trading Volume Calculation") exceeds the one percent (1%) calculation, then the Holders shall be limited to an amount equal to the Company's Trading Volume Calculation instead of the one percent (1%) calculation. Within ten (10) days following the last day of any month in which a Holder sells Registrable Securities, the Holder shall notify the Company of the number of shares of Registrable Securities sold by such Holder.

              (b) If the Company proposes to register any of its stock or other securities under the Securities Act in connection with an underwritten public offering of such securities solely for cash, the Company shall, at such time, promptly give each Holder written notice of such registration, and in connection with such public offering, the Holders shall agree not to sell any of the Registrable Securities during such customary lock-up period requested by the Company's underwriters who are underwriting such public offering. The Holders shall have no right to participate in any such public offering. The Company's obligation to keep a registration statement effective for the time period set forth in Section 1.3(a) hereof shall be extended by an amount of time equal to any lock-up period applicable to the Holders.

     Notwithstanding the immediately preceding paragraph, S.R. One, Limited ("S.R. One") shall agree to a lock-up period in excess of ninety (90) days only if Ray R. Rogers, Anna D. Barker and Alta-Berkeley L.P. II ("Other Stockholders") have agreed not to sell during such lock-up period in excess of ninety (90) days; provided, however, S.R. One may request that the Company consent to relieving S.R. One of its obligation to abide by a lock-up period longer than ninety (90) days if S.R. One would suffer a hardship that is materially adversely different from that suffered by the Other Stockholders and relief from such obligation shall not materially impair the Company's ability to complete its underwritten offering. The Company shall not unreasonably withhold the consent referred to in the immediately preceding sentence.

         1.5  Furnish Information.  It shall be a condition precedent to the
              -------------------
obligations of the Company to take any action pursuant to this Section 1 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

         1.6  Indemnification.  In the event any Registrable Securities are
              ---------------
included in a registration statement under this Section 1:

              (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers, directors, partners and legal counsel of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, rule or regulation insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and the Company will reimburse each such Holder, officer, director, partner, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, partner, director, underwriter, legal counsel or controlling person.

              (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, officers, its legal counsel, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities in such Registration Statement or any of such other Holder's directors, legal counsel or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, or underwriter or controlling person, or other such Holder or director, officer, legal counsel or controlling person of such other Holder may become subject, under the Securities Act, the Exchange Act or other federal or state law, to the extent that such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, legal counsel, controlling person, underwriter or controlling person, other Holder, or officer, director, legal counsel, or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnifying Holder; provided, that, in no event shall any indemnity under this subjection 1.6(b) exceed the gross proceeds received by such Holder from the sale of Registrable Securities sold pursuant to a Registration Statement.

               (c) Promptly after receipt by an indemnified party under this
Section 1.6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential materially conflicting interests between such indemnifying party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnifying party other than under this Section 1.6.

               (d) If the indemnification provided for in this Section 1.6 is held by a court of competent jurisdiction to be unavailable to an indemnified party, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, hereby agrees to contribute to the amount paid or payable by such indemnifying party in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other. Notwithstanding the foregoing, the amount any Holder of Registrable Securities shall be obligated to contribute pursuant to this Section 1.6(d) shall be limited to an amount equal to the offering price of the shares sold by such Holder pursuant to a Registration provided hereunder.

               (e)  The obligations of the Company and Holders under this
Section 1.6 shall survive the completion of any offering or sale of Registrable Securities in a Registration Statement under this Section 1, and otherwise.

         1.7  Reports Under Securities Exchange Act of 1934.  With a view to
              ---------------------------------------------
making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration following the expiration of the effectiveness of the Registration Statement provided for hereunder, the Company agrees to use its best efforts for as long as Holders own Registrable Securities.

               (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

               (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

The above commitments of the Company in this Section 1.7 will continue notwithstanding a de-listing of the Company's securities from the Nasdaq National Market System.

         1.8  Assignment of Registration Rights.  The registration rights
              ---------------------------------
pursuant to this Section 1 may be assigned by a Holder to a transferee or assignee who is not a competitor of the Company and acquires at least one hundred thousand (100,000) shares (as adjusted for stock splits, combinations, etc.) of Registrable Securities; provided, in each case, the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. If the Holder is a partnership and transfers or assigns its rights hereunder to any of its partners, such partners may aggregate the number of Registrable Securities held by them for purposes of meeting the 100,000 share threshold set forth in this Section 1.8.

           1.9  Amendment of Registration Rights. Any provision of this
                --------------------------------
Section 1 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section shall be binding upon each Holder of Registrable Securities, each transferee or future holder of all such securities, and the Company.

     2. Miscellaneous.
        -------------

           2.1 Successors and Assigns. The terms and conditions of this
               ----------------------
Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

           2.2 Governing Law. This Agreement shall be governed by and construed
               -------------
under the laws of the State of Delaware.

           2.3 Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           2.4 Titles and Subtitles. The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

           2.5 Notices.  Except as otherwise expressly provided herein, any
               -------
notice required or permitted hereunder shall be given in writing and it or any certificates or other documents delivered hereunder shall be deemed effectively given or delivered (as the case may be) upon personal delivery (professional courier permissible) or when mailed by receipted United

States certified mail delivery, five (5) business days after deposit in the United States mail. Such certificates, documents or notices may be personally delivered or sent to the following address: (a) if to a Shareholder, to the address set forth with respect to such Shareholder on such Shareholder's counterpart signature page attached hereto, or to such other address of which such Shareholder shall have given notice pursuant hereto to the Company or, (b) if to the Company, OXIS International, Inc., 6040 N. Cutter Circle, Suite 317, Portland, Oregon 97217-3935, Attention: President, or to such other address of which the Company shall have given notice pursuant hereto.

          2.6 Severability. If one or more provisions of this Agreement are held
              ------------
to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          2.7 Number and Gender. Whenever used herein, the singular number shall
              -----------------
include the plural and the plural the singular, and the use of any gender shall be applicable to all genders.

          2.8 Entire Agreement. This Agreement constitutes the full and entire
              ----------------
understanding and agreement among the parties with regard to the subject matter hereof and supersedes any prior agreements (including any memorandum of understanding or letters of intent) between the parties regarding the subject matter hereof.

                            [Signature Page Follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                     OXIS INTERNATIONAL, INC.



                                     By:
                                        ------------------------------------

                                          Ray R. Rogers

                                          Chairman of the Board

                            OXIS INTERNATIONAL, INC.

                         REGISTRATION RIGHTS AGREEMENT

                           Counterpart Signature Page


                                        Shareholder:




                                        ---------------------------------------
                                        (Print Name)




                                        ---------------------------------------
                                        (Signature and Title, if applicable)



                                        ---------------------------------------



                                        ---------------------------------------
                                        (Address)



                                        ---------------------------------------



                                        ---------------------------------------

                             SCHEDULE A

           LIST OF SHAREHOLDERS AND REGISTRABLE SECURITIES
           -----------------------------------------------

  Therox Shareholder                                 OXIS Common
----------------------                               -----------
Brantley Venture Partners II, L.P.                       550,699
S.R. One, Limited                                        549,497
Ohio State University                                     87,131
  Research Foundation
W. Weglicki                                               72,610
D. Witiek                                                 53,005
B. Freeman                                                21,783
P. Triozzi                                                 4,357
D. Feller                                                  2,904
C. Brogan                                                  2,179
J. Ziemniak                                               72,610
R. Johnson                                                14,522
R. Borchardt                                               5,809
A. Hopper                                                  3,630
                                                       ---------
                TOTAL:                                 1,440,736

S.R. One, Limited                        OXIS Common Stock to be
                                          issued upon conversion
                                            of 428,389 shares of
                                          the Series B Preferred
                                                   Stock of OXIS
                                             International, Inc.

Brantley Venture Partners II, L.P.       OXIS Common Stock to be
                                          issued upon conversion
                                            of 214,194 shares of
                                              Series B Preferred
                                                   Stock of OXIS
                                             International, Inc.



                                      88

                                   EXHIBIT E
                                   ---------

                     FORM OF LEGAL OPINION TO BE DELIVERED
                     BY COUNSEL TO OXIS INTERNATIONAL, INC.

     The opinion to be delivered to the Investors by Jackson, Tufts, Cole & Black, counsel to OXIS International, Inc., shall address the matters set forth below in the form substantially as follows, subject to appropriate assumptions and qualifications to be set forth in such opinion. Any term used herein as a defined term and not otherwise defined shall have the meaning set forth in the Series B Preferred Stock Purchase Agreement between OXIS International, Inc. and the Investors dated as of July 18, 1995 (the "Agreement").

     1. OXIS International, Inc., a Delaware corporation (the "Company"), has been duly incorporated and is validly existing under the laws of the State of Delaware.

     2. The Company has all requisite corporate power and corporate authority to enter into and perform the Agreement.

     3. The Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered on behalf of the Company.

     4. The Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     5. No federal or California governmental consents, approvals, authorizations, registrations, declarations or filings on behalf of the Company are required for the execution and delivery of the Agreement and consummation of the transactions contemplated therein (other than the filing of the Certificate of Designation with the Delaware Secretary of State, the filing of a Form 8-K and Form 10-C following the consummation of the transactions contemplated by the Agreement, or as otherwise required pursuant to any requirements of federal or state securities laws).

     6. Neither the execution and delivery of the Agreement on behalf of the Company nor the consummation by the Company of the transactions contemplated by the Agreement (i) conflicts with any provision of the Certificate of Incorporation or By-Laws of the Company or (ii) violates any federal or California law applicable to the Company.

     7. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. The Preferred Shares being issued to the Investors under the Agreement, when issued, sold and delivered in accordance with the terms thereof, for the consideration expressed therein, will be duly authorized, validly issued, fully paid and nonassessable.


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